Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of the Entrust, Inc. 401(k) Plan (the Plan) for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned, David J. Wagner, Chief Financial Officer of Entrust, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

Dated: June 26, 2003	/s/ David J. Wagner

David J. Wagner Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Entrust, Inc. and will be retained by Entrust, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.